Exhibit 107

Calculation of Filing Fee Tables

424(b)(4)

(Form Type)

INTUITIVE MACHINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Intuitive Machines, Inc.

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	Equity	Class A Common Stock, $0.0001 par value per share	Rule 457(o)	$300,000,000(1)	N/A	$300,000,000		$44,280

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							$300,000,000

	Total Fees Previously Paid							$44,280

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

On April 3, 2024, the Registration Statement on Form S-3 (the “S-3 Registration Statement”) filed by Intuitive Machines, Inc. (the “Registrant”) became effective, which registered an indeterminate number of shares of Class A Common Stock as may be sold from time to time by the Registrant. The Registrant sold $100,000,000 of such shares pursuant to a Controlled Equity Offering as described in the prospectus filed April 5, 2024.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A Common Stock, par value $0.0001 per share	95,187,767(1)	$910,470,991.36(2)(3)	S-1	333-271014	July 3, 2023

(1)

Represents the sum of (a) an aggregate of 11,460,416 shares of Class A Common Stock, issued in connection with the Transactions (as defined in the prospectus forming part of the S-3 Registration Statement) by us to the selling securityholders named in this prospectus (each, a “selling securityholder” and, collectively, the “selling securityholders”), (b) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 common units of Intuitive Machines, LLC (including Intuitive Machines OpCo Common Units that may be issued in the future pursuant to the future exercise of currently-outstanding options to purchase such Intuitive Machines OpCo Common Units), (c) up to 2,390,762 shares of Class A Common Stock issuable upon the conversion of 26,000 shares of Series A Preferred Stock (as defined in the prospectus) originally issued to the Series A Investors (as defined in the prospectus), (d) up to 541,667 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants (as defined in the prospectus), (e) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants (as defined in the prospectus) and (f) 1,450,000 shares of Class A Common Stock underlying the Public Warrants (as defined in the prospectus).

(2)

Estimated solely for the purpose of calculating as the registration fee pursuant to Rule 457(c) promulgated under Securities Act based on the average of the high and low sales prices of shares of the registrant’s Class A Common Stock on The Nasdaq Stock Market LLC on June 15, 2023 (such date being within five business days prior to the date that the First Prior Registration Statement (as defined below) was filed with the Securities and Exchange Commission (the “SEC”)).

(3)

No registration fee was payable in connection with the offer and sale of these securities by the selling securityholders pursuant to the S-3 Registration Statement because such transactions were previously registered on a Registration Statement on Form S-1 (File No. 333-271014) originally filed with the SEC on June 5, 2023, as most recently amended by Amendment No. 3 to Form S-1, filed on June 29, 2023, and declared effective on July 3, 2023 (as amended and/or supplemented, the “First Prior Registration Statement”) and such securities were transferred from the First Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in the S-3 Registration Statement.